UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2014

Masco Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	1-5794	38-1794485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21001 Van Born Road, Taylor, Michigan	48180
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (313) 274-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2014, the Board of Directors of Masco Corporation (the “Company”) appointed Mark R. Alexander as a director of the Company. He will serve on the Audit Committee and on the Corporate Governance and Nominating Committee of the Company’s Board of Directors. Mr. Alexander, 50, has served as a Senior Vice President of Campbell Soup Company since 2010 and as its President—Campbell North America since 2012. He was President—Campbell International from 2010 to 2012, Chief Customer Officer and President—North America Baking & Snacking from 2009 to 2010, and President—Asia Pacific from 2006 to 2009. He previously served in various marketing, sales and management roles in the United States, Canada and abroad since joining Campbell Soup Company in 1989.

There are no understandings or arrangements between Mr. Alexander and any other person pursuant to which Mr. Alexander was selected as a director of the Company. In connection with his service on the Company’s Board of Directors, Mr. Alexander will receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION

By:	/S/ JOHN G. SZNEWAJS
Name:	John G. Sznewajs
Title:	Vice President, Treasurer and Chief Financial Officer

October 24, 2014

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